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                                                                   Exhibit 10.11


                               THE ST. JOE COMPANY

                       DEFERRED CAPITAL ACCUMULATION PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)
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                               TABLE OF CONTENTS


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
ARTICLE I NAME, EFFECTIVE DATE AND PURPOSE.....................................      1
      1.1      Name............................................................      1
      1.2      Effective Date of Restatement...................................      1
      1.3      Purpose.........................................................      1
      1.4      History.........................................................      1

ARTICLE II DEFINITIONS.........................................................      2
      2.1      "Account" or "Participant's Account"............................      2
      2.2      "Affiliated Employer"...........................................      2
      2.3      "Annuity Starting Date".........................................      2
      2.4      "Beneficiary" or "Beneficiaries"................................      2
      2.5      "Board of Directors"............................................      2
      2.6      "Change in Control".............................................      2
      2.7      "Code"..........................................................      3
      2.8      "Company".......................................................      3
      2.9      "Compensation"..................................................      3
      2.10     "Compensation Limit"............................................      3
      2.11     "Deferral Election Agreement"...................................      4
      2.12     "Effective Date of Restatement".................................      4
      2.13     "Eligible Spouse"...............................................      4
      2.14     "Employee"......................................................      4
      2.15     "Employee Deferral".............................................      4
      2.16     "Employee Deferral Account".....................................      4
      2.17     "Employer"......................................................      5
      2.18     "Employer Match"................................................      5
      2.19     "Employer Match Account"........................................      5
      2.20     "ERISA".........................................................      5
      2.21     "Interest"......................................................      5
      2.22     "Participant"...................................................      5
      2.23     "Plan"..........................................................      5
      2.24     "Plan Administrator"............................................      5
      2.25     "Plan Year".....................................................      5
      2.26     "Prior Plan"....................................................      5
      2.27     "Qualified Salary Deferral Plan"................................      6
      2.28     "Valuation Date"................................................      6

ARTICLE III ELIGIBILITY AND PARTICIPATION......................................      7
      3.1      Eligibility.....................................................      7
      3.2      Notification....................................................      7

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                                TABLE OF CONTENTS
                                   (continued)


      3.3      Date of Participation..........................................        7

ARTICLE IV CREDITS TO ACCOUNTS AND VESTING IN ACCOUNTS........................        8
      4.1      Deferral Election..............................................        8
      4.2      Employee Deferrals.............................................        9
      4.3      Employer Match.................................................        9
      4.4      Vesting in Account.............................................        9
      4.5      Suspension for Hardship Withdrawals from Qualified Salary
               Deferral Plan..................................................        9

ARTICLE V PARTICIPANT ACCOUNTS................................................       11
      5.1      Separate Account...............................................       11
      5.2      Interest.......................................................       11
      5.3      Valuation of the Account.......................................       11
      5.4      Participant Statement..........................................       11

ARTICLE VI PAYMENT OF VESTED ACCOUNTS.........................................       12
      6.1      Timing of Payment..............................................       12
      6.2      In-Service Withdrawal..........................................       13
      6.3      Discretionary Methods..........................................       14

ARTICLE VII BENEFICIARY DESIGNATION FOR DEATH BENEFITS........................       15
      7.1      Beneficiary Designation........................................       15
      7.2      Change in Beneficiary Designation..............................       15
      7.3      Lack of Beneficiary Designation or Surviving Beneficiary.......       15

ARTICLE VIII ADMINISTRATION OF THE PLAN.......................................       16
      8.1      Responsibility of the Plan Administrator.......................       16
      8.2      Powers and Duties of Plan Administrator........................       16
      8.3      Expenses of the Plan Administrator and Plan Costs..............       17
      8.4      Selection of Plan Professional Counselors......................       17
      8.5      Records of the Plan Administrator..............................       17
      8.6      Plan Administrator's Right to Administer and Interpret the
               Plan...........................................................       17
      8.7      Claims Procedure...............................................       17
      8.8      Indemnity of the Plan Administrator............................       18

ARTICLE IX AMENDMENT AND TERMINATION..........................................       19
      9.1      Amendment......................................................       19
      9.2      Termination....................................................       19

ARTICLE X MISCELLANEOUS.......................................................       20
      10.1     Unsecured Creditor.............................................       20
      10.2     Unfunded Plan..................................................       20
      10.3     Non-Assignability..............................................       20

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                                TABLE OF CONTENTS
                                   (continued)


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
      10.4     Not a Contract of Employment...................................       21
      10.5     Source of Plan Benefits........................................       21
      10.6     Inability to Make Payment......................................       21
      10.7     Binding Agreement..............................................       21
      10.8     Invalidity of Certain Provisions...............................       21
      10.9     Incapacity.....................................................       21
      10.10    Masculine, Feminine, Singular and Plural.......................       22
      10.11    Taxes..........................................................       22
      10.12    Governing Law..................................................       22

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                                    ARTICLE I


                        NAME, EFFECTIVE DATE AND PURPOSE

1.1   NAME

      The name of the Plan is "The St. Joe Company Deferred Capital Accumulation Plan," hereinafter referred to as the "Plan."

1.2   EFFECTIVE DATE OF RESTATEMENT

      The effective date of this amended and restated Plan is January 1, 2002.

1.3   PURPOSE

      The purpose of the Plan is to provide supplemental deferred compensation benefits to certain selected management and highly compensated employees of the Employer. The Plan is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees.

1.4   HISTORY

      The Plan was originally part of The St. Joe Company Supplemental Executive Retirement Plan ("Prior Plan"), which was established effective January 1, 1998. Effective as of January 1, 2000, the Company established this separate Plan and transferred to it certain benefit liabilities previously accrued under Article IV and Article V of the Prior Plan. The Plan is a continuation of the Prior Plan with respect to such benefit liabilities. Such benefit liabilities shall be held, administered and paid in accordance with the terms of this Plan, as hereinafter amended and in effect.


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                                   ARTICLE II

                                   DEFINITIONS

2.1   "ACCOUNT" OR "PARTICIPANT'S ACCOUNT"

      Means the notional account maintained by the Plan Administrator pursuant to Section 5.1 which shall be credited with Employee Deferrals and the Employer Match, as adjusted for Interest and any distributions.

2.2   "AFFILIATED EMPLOYER"

      Means a corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c) ) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o), but only for the period during which such other entity is affiliated with the Company under Code Section (b), (c), (m) or (o).

2.3   "ANNUITY STARTING DATE"

      Means the date as of which a lump sum distribution is made to a Participant or Beneficiary or the date as of which installments commence to a Participant if such Participant elects the installment form of distribution.

2.4   "BENEFICIARY" OR "BENEFICIARIES"

      Means the person or persons who will receive benefits under the Plan after the Participant's death as determined under Article VII.

2.5   "BOARD OF DIRECTORS"

      Means the Board of Directors of the Company, or its delegee, as constituted from time to time.

2.6   "CHANGE IN CONTROL"

      Means: (a) 25% or more of the outstanding voting stock of the Company is acquired by any person or group other than the Alfred I. duPont Testamentary Trust and the Nemours Foundation, except that this Subsection
      (a) shall not apply as long as the Alfred I. duPont Testamentary Trust or the Nemours Foundation, or any combination of both, owns more voting stock than such person or group; or


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      (b)   Stockholders of the Company other than the Alfred I. duPont
            Testamentary Trust and the Nemours Foundation vote in a contested election for directors of the Company and through exercise of their votes cause the replacement of 50% or more of the Company's directors (the mere change of 50% or more of the members of the Board of Directors does not cause a Change in Control unless it occurs as a result of a contested election); or

      (c) The Company is a party to a merger or similar transaction as a result of which the Company's stockholders own 50% or less of the surviving entity's voting securities after such merger or similar transaction.

      No Change in Control occurs in any event as long as the combined ownership of the Alfred I. duPont Testamentary Trust and the Nemours Foundation exceeds 50% of the outstanding voting stock of the Company.

      A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

      If a Participant has a severance agreement or an employment agreement with the Company, the definition of change in control in that severance or employment agreement, if any, shall be the operative definition for the Plan for that Participant.

      In no event shall a Change in Control be deemed to occur prior to January 1, 2003, for purposes of this Plan.

2.7   "CODE"

      Means the Internal Revenue Code of 1986, as amended from time to time. Any reference to the Code shall include any regulation and formal guidance issued thereunder.

2.8   "COMPANY"

      Means The St. Joe Company and any successor thereto.

2.9    "COMPENSATION"

      Means the gross base salary, commissions (except on sale of his own residence), and bonuses (except sign-on bonus) which are reported on IRS Form W-2 and payable by the Employer beginning on the Participant's Employment Commencement Date and ending 30 days after severance from employment; provided, however, regardless of when such remuneration was earned, "Compensation" does not include severance pay or payments made after the death of the Employee. As used herein, the term "base salary" includes overtime and certain wage replacement payments such as PTO, holiday, bereavement, jury duty, disaster pay, volunteer pay, and military duty (in no event less than the amount


                                       3
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      required by Code Section 414(u)). "Gross base salary" also includes elective deferrals under Code Section 402(g)(3), amounts contributed or deferred under Code Section 125, and, effective January 1, 2001, elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4).

2.10  "COMPENSATION LIMIT"

      Means the limit under Code Section 401(a)(17) applicable to the Plan Year, as adjusted under Code Section 401(a)(17)(B).

2.11  "DEFERRAL ELECTION AGREEMENT"

      Means the form provided by the Plan Administrator on which the eligible Employee or Participant may elect to defer a percentage of his Compensation and elect the timing and form of distribution of his Account pursuant to Section 4.1.

2.12  "EFFECTIVE DATE OF RESTATEMENT"

      Means January 1, 2002, the effective date of this amended and restated Plan. The Plan was originally effective January 1, 1998.

2.13  "ELIGIBLE SPOUSE"

      Means the Participant's surviving legal spouse who is legally married to the Participant on the date of death of the Participant.

2.14  "EMPLOYEE"

      Means a person who is a common law employee of an Employer for federal income tax purposes. In no event shall the following persons be considered to be "Employees" for purposes of the Plan:

      (a)   Individuals having the status of an independent contractor; and

      (b) Persons who are leased employees within the meaning of Section 414(n) of the Code.

2.15  "EMPLOYEE DEFERRAL"

      Means the credits made on behalf of a Participant under the Plan pursuant to the Participant's Deferral Election Agreement.

2.16  "EMPLOYEE DEFERRAL ACCOUNT"

      Means the subaccount maintained on behalf of a Participant which shall be comprised of Employee Deferrals made on behalf of the Participant, as adjusted for Interest and applicable distributions.


                                       4
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2.17  "EMPLOYER"

      Means the Company and any other Affiliated Employer which has adopted this Plan with the approval of the Plan Administrator.

2.18  "EMPLOYER MATCH"

      Means the credits made on behalf of a Participant pursuant to Section 4.3.

2.19  "EMPLOYER MATCH ACCOUNT"

      Means the subaccount maintained on behalf of a Participant which shall be comprised of the Employer Match made on behalf of a Participant, as adjusted for Interest and applicable distributions.

2.20  "ERISA"

      Means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to ERISA shall include any regulations and formal guidance issued thereunder.

2.21  "INTEREST"

      Means a credit made to a Participant's Account pursuant to Section 5.2.

2.22  "PARTICIPANT"

      Means an Employee to whom or with respect to whom a benefit is payable under the Plan.

2.23  "PLAN"

      Means The St. Joe Company Deferred Capital Accumulation Plan as herein set forth and as it may hereafter be amended from time to time.

2.24  "PLAN ADMINISTRATOR"

      Means the Plan Administrator appointed pursuant to Section 8.1 of the Plan.

2.25  "PLAN YEAR"

      Means the calendar year.

2.26  "PRIOR PLAN"

      Means the St. Joe Corporation Supplemental Executive Retirement Plan, as amended and in effect immediately prior to the Effective Date of Restatement.


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2.27  "QUALIFIED SALARY DEFERRAL PLAN"

      Means The St. Joe Company 401(k) Plan, as amended from time to time.

2.28  "VALUATION DATE"

      Means the last day of each calendar quarter.

Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

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                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1   ELIGIBILITY

      (a) An Employee of the Employer shall be eligible to participate in the Plan if:

            (1) Such Employee is a member of a select group of management or highly compensated employees under Sections 201, 301 and 401 of ERISA;

            (2)   Such Employee's Compensation exceeds the Compensation Limit;

            (3) Such Employee is eligible to participate in the Qualified Salary Deferral Plan; and

            (4) Such Employee is selected by the Plan Administrator to participate in this Plan.

      (b) The Plan Administrator may make such projections or estimates as it deems desirable in applying the eligibility requirements, and its determination shall be conclusive. In the event that it is determined that a Participant has failed to meet the eligibility requirements for participation with respect to a Plan Year, such Participant shall continue to participate in the Plan and make Employee Deferrals and receive Interest, but shall not be entitled to Employee Matches for such Plan Year.

3.2   NOTIFICATION

      The Plan Administrator shall notify in writing each Employee whom it has determined is eligible to participate in the Plan and shall explain the rights, privileges and duties of a Participant in the Plan. The Plan Administrator shall provide to each eligible Employee the forms necessary for the eligible Employee to make the elections provided for in the Plan.

3.3   DATE OF PARTICIPATION

      An Employee who is eligible to participate as of the Effective Date of Restatement shall be or become a Participant as of such date. Each other Employee who becomes eligible to participate in the Plan shall become a Participant on a date determined by the Plan Administrator. An eligible Employee must complete a Deferral Election Agreement to participate in the Plan for any Plan Year.

                                   ARTICLE IV

                  CREDITS TO ACCOUNTS AND VESTING IN ACCOUNTS

4.1   DEFERRAL ELECTION

      In order to reduce Compensation and make corresponding Employee Deferrals in any Plan Year, an eligible Employee or Participant must properly complete and file a Deferral Election Agreement with the Plan Administrator prior to the first day of such Plan Year. A timely filed Deferral Election Agreement shall apply to Compensation payable during such Plan Year.

      On the Deferral Election Agreement, the eligible Employee shall:

      (a) Annual Election. Authorize or not authorize Employee Deferrals and receive Employer Matches pursuant to Section 4.2. If an eligible Employee or Participant fails to file a Deferral Election Agreement, such Employee or Participant shall be deemed to have elected not to make Employee Deferrals. If Employee Deferrals are not authorized, no Employer Match shall be made on behalf of such eligible Employee or Participant.

      (b) Special Elections. Make the following special elections, to the extent applicable:

            (1) Change in Control Election. Before an eligible Employee's first Plan Year of participation, he may irrevocably elect to receive a distribution of his Account upon Change in Control as described in Section 6.1(c). All Employees participating in the Plan on January 1, 2002, must make the election described in this paragraph on their Deferral Election Agreements for the 2002 Plan Year, but such election will apply to both prior and future contributions. If the eligible Employee or Participant fails to timely make such an election, he shall be deemed to have irrevocably elected not to receive a distribution upon Change in Control.

            (2) Optional Distribution Date for Participants as of January 1, 2002. Each Employee participating in the Plan on January 1, 2002, may irrevocably elect to receive a distribution of all or part of his Account on a date certain as described in
                  Section 6.1(d). To be effective, such election must be made by the filing deadline for the 2002 Plan Year.


      A Deferral Election Agreement, or any deemed election, shall remain in effect for the entire Plan Year to which it relates. No changes may be made during the Plan Year. Special elections will become effective no earlier than January 1, 2003.

4.2   EMPLOYEE DEFERRALS

      Pursuant to Section 4.1, a Participant or eligible Employee may elect to reduce his Compensation and make the following corresponding Employee
      Deferrals:

      (a) Compensation Other Than Bonuses. A minimum amount of 1% and a maximum amount of 50% of Compensation (in whole percentages) exclusive of such Participant's bonuses.

      (b) Bonuses. A minimum amount of 1% and a maximum amount of 75% (in whole percentages) of such Participant's bonuses (except sign-on bonus).

      All Employee Deferrals shall be credited to the Participant's Employee Deferral Account as of the last day of the payroll period in which the Employee Deferrals would have been paid to the Participant had they not been deferred pursuant to the Deferral Election Agreement.

4.3   EMPLOYER MATCH


      An Employer Match shall be credited to the Employer Match Account of each Participant in accordance with this Section 4.3. The Employer Match shall be made at the rate of twenty-five percent (25%) of the Participant's Employee Deferrals made with respect to Compensation in excess of the Compensation Limit; provided, however, that in determining the Employer Match to be allocated to a Participant, Employee Deferrals in excess of six percent (6%) of Compensation in excess of the Compensation Limit shall be disregarded. No Employer Match shall be credited to the Employer Match Account of a Participant with respect to Employee Deferrals made with respect to Compensation below the Compensation Limit.

      The Employer Match shall be credited to a Participant's Employer Match Account as of the last day of each corresponding payroll period; provided, however, that no Employer Match shall be credited until the Participant's year-to-date Compensation exceeds the Compensation Limit. For purposes of computing the Employer Match, the Participant's Employee Deferrals for the Plan Year shall be divided by the Participant's year-to-date Compensation in excess of the Compensation Limit. The resulting amount shall be the Participant's Employee Deferrals on pay in excess of the Compensation Limit and shall be used to calculate the Employer Match in accordance with the foregoing.

4.4   VESTING IN ACCOUNT

      A Participant shall always be one hundred percent (100%) vested in his Account.

4.5   SUSPENSION FOR HARDSHIP WITHDRAWALS FROM QUALIFIED SALARY DEFERRAL PLAN

      The preceding Sections of this Article IV notwithstanding, a Participant who takes a hardship withdrawal (as defined in Code Section
      401(K)(2)(B)(i)(IV)) from the Qualified

     Salary Deferral Plan or any other qualified plan maintained by the Employer or an Affiliated Employer may not make Employee Deferrals or receive corresponding Employer Matches under this Plan during the 6 month period (or such longer time as required by law) following receipt of the hardship withdrawal. The Plan Administrator shall automatically suspend the Participant's Employee Deferrals for such period.

                                    ARTICLE V

                              PARTICIPANT ACCOUNTS

5.1   SEPARATE ACCOUNT

      The Plan Administrator shall maintain separate accounts for each Participant in order to reflect his interest in the Plan. Each Participant's Account shall be comprised of his Employee Deferral Account and his Employer Match Account.

5.2   INTEREST

      A Participant's Account shall be credited with interest at the rate of 8.6% per year (hereinafter the "Annual Yield"). Such Annual Yield shall be credited in the following manner:

      (a) Employee Deferrals and the Employer Match made on behalf of a Participant during the Plan Year of reference shall be credited with the Annual Yield for such Plan Year based on the assumption that the Annual Yield will be earned proportionally throughout the Plan Year.

      (b) The Participant's Account balance as of the first day of the Plan Year shall be credited with the Annual Yield for the entire Plan Year.

      For Plan Years beginning prior to January 1, 2000, the Annual Yield shall be determined in accordance with the terms of the Prior Plan.

5.3   VALUATION OF THE ACCOUNT

      As of each Valuation Date, the Plan Administrator shall adjust the previous Account balance for Employee Deferrals, Employer Match, Interest and distributions. Upon complete distribution of a Participant's Account, the Participant's Account shall be cancelled.

5.4   PARTICIPANT STATEMENT

      The Plan Administrator may, in its sole discretion and at such times as it shall determine, provide the Participant with a statement of the value of his Account.


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
                                   ARTICLE VI

                           PAYMENT OF VESTED ACCOUNTS

6.1   TIMING OF PAYMENT

      A Participant's Account will be automatically paid to him (or if the Participant has died, his Beneficiary) as of the earliest of the following (or as soon as administratively possible thereafter):

      (a)   Termination of Service

            If the service of a Participant with the Employer shall be terminated for any reason other than death, his Account shall be paid to him by the Employer in a lump sum or quarterly installments payable for a term certain which shall not exceed the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary). Payment of such benefit shall be made beginning on the first day of the calendar month following such termination of service if the Participant has elected a lump sum distribution with the amount of such distribution based on the value of the Participant's vested Account as of the immediately preceding Valuation Date. If the Participant has elected quarterly installments, payments shall commence on the first day of the calendar quarter next following such termination of service and shall continue quarterly thereafter for the remainder of the term certain elected by the Participant with the amount of each installment payment based on the value of the Participant's Account as of the Valuation Date as of which payment is made. Such installment payment shall be equal to the amount of his undistributed Account as of such date (following adjustment as of such date in accordance with Section 5.3) divided by the number of installments remaining to be paid hereunder. The Participant shall elect the form of distribution under this paragraph on a form provided by the Plan Administrator for such purpose. This election shall be irrevocable except as hereinafter provided. A Participant may elect a different form of distribution upon termination in accordance with procedures established by the Plan Administrator. However, any such election for purposes of this Section 6.1(a) shall be null and void if made less than twelve (12) months prior to the Participant's termination of employment in which case the form of distribution shall be determined by the terms of the last election validly in effect. Notwithstanding the foregoing, if the Account value is $100,000 or less, it shall be paid as a lump sum irrespective of the Participant's election hereunder.

      (b)   Death

            (1) If a Participant dies while in service, the Participant's Beneficiary shall be entitled to a death benefit payable as a lump sum amount equal to the Participant's vested Account. Such death benefit shall be paid to the Participant's Beneficiary on the first day of the calendar month next following the date of death or, if later, the date proof of death which is satisfactory to the Plan Administrator shall be submitted and shall be equal to the value of the Participant's Account as of the Valuation Date immediately preceding such payment date.

            (2) If the Participant dies following his termination of service and before receiving all benefits payable to him under the Plan, the balance of the Participant's vested Account shall be paid by the Employer to the Participant's Beneficiary in a lump sum amount. Such death benefit shall be paid to the Participant's Beneficiary on the first Valuation Date next following the date of death or, if later, the date proof of death which is satisfactory to the Plan Administrator shall be submitted and shall be equal to the undistributed value of the Participant's Account as of the Valuation Date immediately preceding such payment date.

      (c)   Change in Control

            In the event that a Change in Control occurs with respect to the Company, if a Participant has timely elected pursuant to Section 4.1(b)(1) to receive a distribution upon Change in Control, his Account shall be paid to him by the Employer in a lump sum or three
            (3) annual installment payments, as elected by the Participant on his Deferral Election Agreement. Payment of such benefit shall be made as of the first day of the calendar month following such Change in Control if the Participant has elected a lump sum distribution, with the amount of such distribution based on the value of the Participant's Account as of the Valuation Date immediately preceding such payment date. If the Participant has elected annual installments, payments shall commence as of the first day of the Plan Year following such Change in Control and shall continue annually thereafter for the next two (2) Plan Years. The amount of each installment payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the payment date.

      (d)   Date Certain After January 1, 2005

            If an eligible Participant has timely elected pursuant to Section 4.1(b)(2) to receive a special distribution on or after January 1, 2005, his Account shall be paid to him by the Employer in a lump sum, as elected by the Participant in accordance with Section 4.1(b) Payment of such benefit shall be made as soon as administratively possible following the specified date of distribution and the amount of such distribution shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding such payment date.

6.2   IN-SERVICE WITHDRAWAL

      A Participant may elect to make a withdrawal of all or a portion of his Account, less early withdrawal penalties, at any time by making written application to the Plan Administrator.

      The early withdrawal penalty shall be equal to 8.6% of the gross amount withdrawn. A Participant may not make Employee Deferrals to the Plan or receive Employer Matches for at least three (3) months after receipt of the withdrawal described in this Section.

6.3   DISCRETIONARY METHODS

      Notwithstanding the foregoing, a Participant may request the Compensation Committee of the Board of Directors for authorization to receive his undistributed Account balance in the form of a lump sum amount. The Compensation Committee, in its sole discretion, may grant the Participant's request; in which case, it shall authorize and direct the Plan Administrator to distribute the Participant's remaining Account balance in a single lump sum amount. A Participant may make such a request at any time, including after installment distributions have commenced. In each case, the Compensation Committee shall have complete discretion as to whether or not to grant such request.

      In the absence of an election by the Participant, the Participant's Account shall be paid as a lump sum.


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
                                   ARTICLE VII

                   BENEFICIARY DESIGNATION FOR DEATH BENEFITS

7.1   BENEFICIARY DESIGNATION

      Each Participant shall designate a person or persons or a trust to be his Beneficiary or Beneficiaries to whom his Account under this Plan shall be paid to in event of the Participant's death prior to the complete distribution of such Account under the Plan. A beneficiary designation can only be made on the form provided by the Plan Administrator for such purpose and shall only be effective when filed with the Plan Administrator during the Participant's lifetime.

7.2   CHANGE IN BENEFICIARY DESIGNATION

      Any beneficiary designation may be changed by the Participant without the consent of any designated Beneficiary by filing a new beneficiary designation with the Plan Administrator. The filing of a new beneficiary designation election will cancel the previous beneficiary designation. However, any beneficiary designation shall remain in effect until a new beneficiary designation election is made in accordance with the foregoing.

7.3   LACK OF BENEFICIARY DESIGNATION OR SURVIVING BENEFICIARY

      If a Participant has not designated a Beneficiary under this Plan or there is no surviving Beneficiary under this Plan, the Beneficiary shall be the same as designated by the Participant under the Qualified Salary Deferral Plan. If a Beneficiary has not been designated under the Plan or the Qualified Salary Deferral Plan, or if no designated Beneficiary is surviving, distribution shall be made to the Participant's Eligible Spouse, and if there is no Eligible Spouse in equal shares to any surviving children of the Participant. In the event none of the above-named individuals survives the Participant, distribution shall be made in a lump sum to the Participant's estate.

                                  ARTICLE VIII

                           ADMINISTRATION OF THE PLAN

8.1   RESPONSIBILITY OF THE PLAN ADMINISTRATOR

      Except for the functions reserved to the Company, an Employer, or the Board of Directors, the Plan Administrator shall be responsible for the general operation and administration of the Plan and for carrying out the provisions hereof. The Compensation Committee of the Board of Directors has the authority to appoint, remove or replace the Plan Administrator. In the absence of a specific appointment, the Company shall be the Plan Administrator.

8.2   POWERS AND DUTIES OF PLAN ADMINISTRATOR

      The Plan Administrator, subject to the limitations herein contained and to such other restrictions as the Board of Directors may make, shall have the power and the duty to take all action and to make all decisions necessary or proper to carry out the provisions of Plan. The determination of the Plan Administrator as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Plan Administrator with respect to the classification of Employees, Participants, Beneficiaries, contributions, or benefits shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Plan Administrator shall have the following powers and duties:

      (a) To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition of receiving any benefits under the Plan;

      (b) To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

      (c) To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

      (d) To decide on questions concerning the Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan;

      (e) To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan. The Plan Administrator may require claims for benefits to be filed in writing, on such forms and containing such information as the Plan Administrator may deem necessary. Adequate notice shall be provided in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been wholly or partially denied. The Plan's claims review procedure is more particularly described in Section 8.7. Notice of denial of a claim shall be written in a manner calculated to be understood by the Participant or his Beneficiary and shall afford reasonable opportunity to the Participant or his Beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying the claim;

      (f) To allocate any such powers and duties to or among individual members of any administrative committee serving as the Plan Administrator; and

      (g) To designate persons other than the Plan Administrator to carry out any duty or power which would otherwise be a responsibility of the Plan Administrator, under the terms of the Plan.

8.3   EXPENSES OF THE PLAN ADMINISTRATOR AND PLAN COSTS

      The expenses of administering the Plan, including the printing of literature and forms related thereto, the disbursement of benefits thereunder, and the compensation of administrative organizations, agents, consultants, actuaries, legal counsel, or other professional counselor, shall be paid by the Employer.

8.4   SELECTION OF PLAN PROFESSIONAL COUNSELORS

      The Plan Administrator may employ legal counsel, a qualified public accountant, consultant, actuary and such clerical and other accounting services as it may require in carrying out the provisions of the Plan or in complying with requirements imposed by ERISA and the Code.

8.5   RECORDS OF THE PLAN ADMINISTRATOR

      The Plan Administrator shall keep a record of all its proceedings, which shall be open to inspection by the Employer.

8.6   PLAN ADMINISTRATOR'S RIGHT TO ADMINISTER AND INTERPRET THE PLAN

      The Plan Administrator shall have the absolute power, discretion, and authority to administer and interpret the Plan and to adopt such rules and regulations as in the opinion of the Plan Administrator are necessary or advisable to implement, administer, and interpret the Plan, or to transact its business. Any decision by the Plan Administrator or interpretation of the Plan by the Plan Administrator shall be given the fullest deference permitted by law. Such rules and regulations as are adopted by the Plan Administrator shall be binding upon any persons having an interest in or under the Plan.

8.7   CLAIMS PROCEDURE

      A claim for benefits under the Plan must be made to the Plan Administrator in writing. The Plan Administrator shall provide adequate notice electronically or in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant or Beneficiary. Such notice shall be provided within a reasonable period of time, but not later than ninety (90) days after receipt of the claim by the Plan unless the Plan Administrator determines that special circumstances require additional time, in which case written notice indicating the special circumstances and expected determination date shall be furnished to the claimant prior to the termination of the initial 90-day period, but in no event shall such extension exceed 90 days from the end of the initial period. If a claim is denied, in whole or in part, the Plan Administrator shall send electronically or in writing the claimant a notice of denial explaining the reasons for denial of the claim. A claimant whose claim has been denied, or his authorized representative, may request a review of the denial, but such a request must be sent electronically or in writing, and must be submitted to the Plan Administrator within sixty (60) days after the claimant's receipt of the notice of denial. The review of a claim which has been denied shall be made by the Plan Administrator within sixty (60) days of the receipt of the request for review, unless the Plan Administrator determines that special circumstances require additional time, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of the request for review. The decision on the review shall be sent electronically or in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific reference to the pertinent Plan provisions on which the decision is based. If a claim is denied on appeal by the Plan Administrator, the claimant may appeal such denial to the Compensation Committee of the Board of Directors by filing a written or electronic request for review with the Compensation Committee within sixty (60) days after the claimant's receipt of the notice of denial. The Compensation Committee shall render a decision on the appeal, electronically or in writing, within one hundred twenty (120) days after receipt of the request for review. The Plan Administrator and Compensation Committee of the Board of Directors shall have absolute authority and discretion to adjudicate claims under this Section and any such adjudication shall be given the fullest deference permitted by law.

8.8   INDEMNITY OF THE PLAN ADMINISTRATOR

      The Employer shall indemnify and hold harmless the Plan Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

9.1   AMENDMENT

      The Company, although it intends the Plan to be permanent, reserves the right to amend the Plan at any time. However, no amendment shall have the effect of reducing the amount of the benefit which has accrued to a Participant as of the amendment date. Furthermore, no amendment shall cause a forfeiture of the benefit accrued as of the amendment date or make the vesting provisions of the Plan more restrictive with regard to such benefit. Any such amendment shall be made pursuant to a resolution of the Board of Directors.

9.2   TERMINATION

      The Company reserves the right to terminate the Plan at any time. However, no termination shall have the effect of reducing the amount of the benefit which has accrued to a Participant as of the termination date. The Plan may only be terminated by resolution of the Board of Directors. Upon such termination, a Participant shall remain vested in the benefit which has accrued to him or her under the Plan as of the date of such termination, but no further benefits, other than Interest, shall accrue after the date of termination. After termination of the Plan, each Participant's Account shall be held and disbursed in accordance with the otherwise applicable terms of the Plan unless the Board of Directors specifies otherwise in its resolution of termination.

                                    ARTICLE X

                                  MISCELLANEOUS


10.1  UNSECURED CREDITOR

      Participants and their Beneficiaries under this Plan shall have solely those rights of unsecured creditors of the Employer. Except to the extent otherwise provided in any trust established by the Employer to pay Plan benefits, as described in Section 10.2, any and all assets of the Employer shall not be deemed to be held in trust for any Participant or his Beneficiary, nor shall any assets be considered security for the performance of obligations of the Employer and said assets shall at all times remain unpledged, unrestricted general assets of the Employer. The Employer's obligation under the Plan shall be an unsecured and unfunded promise to pay benefits at a future date.

10.2  UNFUNDED PLAN

      The Employer may contribute assets to a trust fund in order to pay some or all benefits to Participants and their Beneficiaries. However, no funds or assets shall be segregated or physically set aside with respect to the Employer's obligations under the Plan in a manner which would cause the Plan to be "funded" for purposes of ERISA and/or the Internal Revenue Code. This Plan shall be maintained to provide supplemental retirement benefits for a select group of management and highly compensated employees. Any Participant's Account under the Plan is maintained for recordkeeping purposes only and is not to be construed as funded for tax or ERISA purposes.

      If the Employer establishes a trust fund in connection with the Plan, the assets of such trust fund shall be subject to the claims of the general creditors of the Employer in the event that the Employer becomes insolvent.

10.3  NON-ASSIGNABILITY

      Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Plan Administrator, in its discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Plan Administrator shall direct.

10.4  NOT A CONTRACT OF EMPLOYMENT

      This Plan shall not be deemed to constitute an employment contract between the Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person whether or not in the employ of the Employer any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

10.5  SOURCE OF PLAN BENEFITS

      The Employer shall be the sole source of benefit under this Plan, and each Employee, Participant, Beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Employer for payment of benefits.

10.6  INABILITY TO MAKE PAYMENT

      If the Employer is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively no later than sixty (60) days after the date on which the Participant or person is identified or located. No interest shall accrue between such forfeiture and the date of reinstatement.

10.7  BINDING AGREEMENT

      This Plan shall be binding on the parties hereto, their heirs, executors, administrators, and successors in interest.

10.8  INVALIDITY OF CERTAIN PROVISIONS

      If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Plan shall be construed and enforced as if such provision had not been included.

10.9  INCAPACITY

      If the Plan Administrator determines that any person entitled to payments under the Plan is a minor or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Company, any Employer, and the Plan Administrator.

10.10 MASCULINE, FEMININE, SINGULAR AND PLURAL

      The masculine shall include the feminine and the singular shall include the plural and the plural the singular wherever the person or entity or context shall plainly so require.

10.11 TAXES

      It is the intent of the Company that amounts deferred under the Plan shall not be subject to federal income tax until distributed from the Plan. However, the Company does not guarantee or warrant that Plan benefits will be excludable from a Participant's gross income for federal or state income tax purposes until distributed, and the Participant (or Beneficiary) shall in all cases be liable for any taxes due on benefits attributable to such Participant or Beneficiary.

      The Plan Administrator shall make appropriate arrangements to (a) withhold FICA/FUTA taxes due on amounts accrued and vested under the Plan and (b) withhold federal and state income taxes due on amounts distributed from the Plan. Further, the Plan Administrator may make appropriate arrangements to withhold for any other taxes required to be withheld by any government or governmental agency.

10.12 GOVERNING LAW

      The provisions of the Plan shall be construed, administered and governed under applicable Federal law and, to the extent not preempted by Federal law, the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned has caused the Plan to be executed on its behalf effective as of January 1, 2002.


                                       THE ST. JOE COMPANY


                                       By:
                                          --------------------------------------
                                          Rachelle Gottlieb, Plan Administrator


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